UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

EMBARCADERO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30293	68-0310015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 California Street, Suite 1200, San Francisco, California 94111

(Address of principal executive offices, with zip code)

(415) 834-3131

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 5, 2005, Embarcadero Technologies, Inc. (the “Company”) issued a press release announcing that on May 5, 2005, the Company had received a notice from the Office of General Counsel, Listing Qualifications Hearings of The NASDAQ Stock Market which stated that, following the Company’s filing on April 25, 2005 of a Form 10-K/A for the year ended December 31, 2005, which included the management’s assessment of internal control over financial reporting and the associated auditor attestation, the Company has made the requisite filings and evidenced substantial compliance with the requirements for continued listing on The NASDAQ National Market. Accordingly, NASDAQ will remove the “E” from the Company’s trading symbol effective with the open of business on Monday, May 9, 2005. The NASDAQ Listing Qualifications Panel will continue to monitor the Company’s periodic reports for periods ending on or before December 31, 2005. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1    Press release dated May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBARCADERO TECHNOLOGIES, INC.

Date: May 6, 2005	By:	/s/ Raj P. Sabhlok
Raj P. Sabhlok
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release dated May 5, 2005.